EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the prospectus that constitutes a part of this Registration Statement on Form S-3 of Ra Medical Systems, Inc. (the “Company”) of our report dated March 28, 2023, relating to our audits of the Company’s financial statements as of December 31, 2022 and 2021, and for each of the years then ended, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

We also consent to the reference to us under the heading “Experts.”

/s/ Haskell & White LLP

Irvine, California April 21, 2023